Exhibit 99.1

Edgio Reports Fourth Quarter 2022 Financial Results

Q4 2022 revenue of $108.8 million, 90% year over year growth

Applications pipeline increase of approximately 80% for 2023, to date

$85-$90 million of run rate savings expected by YE23, forecasted higher by YE24

Capital expenditure, net of payments from ISPs, was $4.5 million or 4% of revenue

Phoenix, Arizona, July 19, 2023 – Edgio, Inc. (Nasdaq: EGIO), the platform of choice to power unmatched speed, security and simplicity at the edge, today reported financial results for the fourth quarter ended December 31, 2022. The company expects to file its Quarterly Reports on Form 10-Q for the period ending March 31, 2023, in August, and for the period ending June 30, 2023, shortly thereafter.

“With the restatement behind us, I am pleased to be announcing our Q4 2022 results, reconnecting with our analysts and investors, and providing an update on the significant progress we have made to become an edge solutions company. Since our last earnings call, we have launched award winning products, bolstered our leadership team with industry experts, revitalized our sales and marketing efforts, and expanded our channel partnerships,” said Bob Lyons, President and CEO of Edgio. “We are already seeing tangible benefits in pipeline, bookings and new customer interactions. For 2023, our goal is to achieve Adjusted EBITDA breakeven by year-end on the back of $85-90 million of expected run rate savings, churn reduction and higher pipeline conversion, which we believe should provide the foundation for profitable growth in 2024.”

Recent Business Highlights:

•New product momentum accelerates with launches of Edgio Applications v7, Advanced Bot Management and DDoS scrubbing.
•Notable wins for Applications solutions include a large mattress retailer in the U.S., a fast fashion retailer in China, a global sporting event association, a premium automaker from Europe and a leading premier league football club.
•Won the Web Application Security award from Cyber Defense Magazine (CDM), at the RSA Conference 2023 and, “Best of Show Award” for Uplynk at National Association of Broadcasters 2023.
•Recognized as a leader by technology research firms such as IDC, Frost & Sullivan and GIGAOM.
•Achieved Amazon Web Services (AWS) Retail Competency designation with Edgio’s Applications Platform and Uplynk now available in AWS Marketplace.
•Grew Applications pipeline by approximately 80% from the beginning of the year, with Applications bookings up nearly 100% sequentially in 2Q23
•On track to operationalize approximately $85-90 million of expected cost savings on a run rate basis, by end of 2023.
•Bolstered leadership team with the appointment of Eric Black as CTO/ GM of Media and Todd Hinders as Chief Revenue Officer.
•Launched API Security solution in General Availability

Exhibit 99.1

Fourth Quarter Financial Highlights:

Revenue

•Revenue of $108.8 million, 90% year over year growth.

Gross margin

•GAAP gross margin was 36.6%, compared to 35.7% year over year and 29.6% quarter over quarter.
•Non-GAAP gross margin was 38.1%, compared to 36.1% year over year and 31.4% quarter over quarter.
•Cash gross margin was 42.3%, compared to 46.4% year over year and 41.2% quarter over quarter.

Operating expenses

•GAAP operating expenses, including share-based compensation of $7.9 million, restructuring charges of $10.9 million to achieve cost synergies, and acquisition and legal related expenses of $6.2 million, were 78.9% of revenue versus 71.3% in the third quarter of 2022.
•Non-GAAP operating expenses, excluding share-based compensation, restructuring charges, and acquisition and legal related expenses, were 57.2% of revenue versus 50.8% in the third quarter of 2022.
•Cash operating expenses, excluding share-based compensation, restructuring charges, acquisition and legal related expenses, depreciation and amortization were 51.6% of revenue versus 46.4% in the third quarter of 2022.

Adjusted EBITDA

•Adjusted EBITDA for the quarter was a loss of $10.1 million, compared to a loss of $5.7 million in the third quarter of 2022.

Capital Expenditure

•Capital Expenditure, net of payments from ISPs, during the quarter was $4.5 million, or 4% of revenue and for 2022 was $23.0 million or 7% of revenue.

•We expect to be efficient with our capital expenditure as a result of stronger operational discipline, leveraging our excess capacity and due to higher revenue contribution from software solutions that have lower capital requirements.

Cash, Cash Equivalents, and Marketable Securities

•Cash, cash equivalents, and marketable securities was $74.0 million for the fourth quarter ended December 31, 2022, compared to $70.8 million for the third quarter ended September 30, 2022, and $79.3 million for the fourth quarter ended December 31, 2021.

•Cash flow provided by operations during the quarter was $8.1 million and cash flow used in operations year-to-date was $11.7 million.

Exhibit 99.1

2023 Guidance:

"We remain optimistic on Edgio’s transformation and our ability to generate long-term value for our shareholders. During the first half of the year, we experienced a lengthening of sales cycles due to softening macroeconomic conditions and natural uncertainty that comes with a restatement,” said Stephen Cumming, Chief Financial Officer. “However, with the restatement behind us, new best-of-breed products in the market and refined go-to-market strategies exhibiting positive results, we expect to build on our pipeline and improve conversion in the coming quarters. Moreover, we continue to align our cost structure with our revenue baseline and prioritize our margins and cash flow in the near-term. We believe this structure will reduce the fixed cost in the business, further moderating our breakeven point and increasing our cash flow potential."

For 2023, we are expecting:

•Revenue between $392 million and $398 million.

•Adjusted EBITDA range of negative $37 million to negative $31 million, implying Adjusted EBITDA margin between negative 9.5% and negative 8%. We expect Adjusted EBITDA to breakeven in 4Q23.

•Capital expenditure between $10 million and $13 million, implying 2.5% and 3.5% of revenue.

Exhibit 99.1

Financial Tables
Edgio, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	December 31, 2022	September 30, 2022	December 31, 2021
		As Restated	As Restated
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$55,275	$59,306	$41,918
Marketable securities	18,734	11,444	37,367
Accounts receivable, net	84,627	102,963	33,528
Income taxes receivable	105	59	61
Prepaid expenses and other current assets	36,374	35,799	17,810
Total current assets	195,115	209,571	130,684
Property and equipment, net	73,467	105,528	40,511
Operating lease right of use assets	5,290	6,680	6,338
Deferred income taxes	2,338	2,745	1,893
Goodwill	169,156	171,065	114,511
Intangible assets, net	91,661	67,738	14,613
Other assets	5,353	7,820	5,525
Total assets	$542,380	$571,147	$314,075
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$52,776	$38,155	$10,624
Deferred revenue	9,286	7,048	4,034
Operating lease liability obligations	4,557	4,396	1,861
Income taxes payable	3,133	433	873
Financing obligations	6,346	6,314	4,648
Other current liabilities	76,160	86,645	19,511
Total current liabilities	152,258	142,991	41,551
Convertible senior notes, net	122,631	122,416	121,782
Operating lease liability obligations, less current portion	9,181	10,511	9,616
Deferred income taxes	596	95	308
Deferred revenue, less current portion	2,949	2,938	116
Financing obligations, less current portion	13,784	14,243	7,851
Other long-term liabilities	1,658	710	777
Total liabilities	303,057	293,904	182,001
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; no shares issued and outstanding	—	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 222,232, 221,583 and 134,337 shares issued and outstanding as of December 31, 2022, September 30, 2022 and December 31, 2021, respectively	222	222	134
Common stock contingent consideration	16,300	16,300	—
Additional paid-in capital	807,507	800,697	576,807
Accumulated other comprehensive loss	(11,665)	(13,462)	(8,345)
Accumulated deficit	(573,041)	(526,514)	(436,522)
Total stockholders’ equity	239,323	277,243	132,074
Total liabilities and stockholders’ equity	$542,380	$571,147	$314,075

Exhibit 99.1

Edgio, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	Percent	Dec. 31,	Percent	Dec. 31,	Dec. 31,	Percent
	2022	2022	Change	2021	Change	2022	2021	Change
		As Restated		As Restated			As Restated
Revenue	$108,841	$110,832	(2)%	$57,178	90%	$338,598	$201,115	68%
Cost of revenue:
Cost of services (1)	64,356	67,140	(4)%	30,876	108%	202,887	122,687	65%
Depreciation — network	4,629	10,903	(58)%	5,876	(21)%	28,171	24,106	17%
Total cost of revenue	68,985	78,043	(12)%	36,752	88%	231,058	146,793	57%
Gross profit	39,856	32,789	22%	20,426	95%	107,540	54,322	98%
Gross profit percentage	36.6%	29.6%		35.7%		31.8%	27.0%
Operating expenses:
General and administrative (1)	23,367	22,138	6%	9,147	155%	88,150	40,091	120%
Sales and marketing (1)	15,894	14,448	10%	8,341	91%	48,803	29,960	63%
Research and development (1)	29,441	32,462	(9)%	5,149	472%	83,652	21,669	286%
Depreciation and amortization	6,258	5,943	5%	976	541%	14,741	2,794	428%
Restructuring charges (1)	10,894	4,070	168%	2,627	315%	20,030	13,425	49%
Total operating expenses	85,854	79,061	9%	26,240	227%	255,376	107,939	137%
Operating loss	(45,998)	(46,272)	NM	(5,814)	NM	(147,836)	(53,617)	NM
Other income (expense):
Interest expense	(1,660)	(1,546)	NM	(1,432)	NM	(6,094)	(5,423)	NM
Interest income	310	140	NM	30	NM	510	134	NM
Other, net	(1,315)	(1,005)	NM	(242)	NM	(4,179)	(1,106)	NM
Total other expense	(2,665)	(2,411)	NM	(1,644)	NM	(9,763)	(6,395)	NM
Loss before income taxes	(48,663)	(48,683)	NM	(7,458)	NM	(157,599)	(60,012)	NM
Income tax (benefit) expense	(2,137)	440	NM	436	NM	(21,080)	1,154	NM
Net loss	$(46,526)	$(49,123)	NM	$(7,894)	NM	$(136,519)	$(61,166)	NM

Net loss per share:
Basic	$(0.21)	$(0.22)		$(0.06)		$(0.75)	$(0.48)
Diluted	$(0.21)	$(0.22)		$(0.06)		$(0.75)	$(0.48)

Weighted-average shares used in per share calculation:
Basic	222,026	220,194		134,023		182,381	127,789
Diluted	222,026	220,194		134,023		182,381	127,789

(1) Includes share-based compensation and acquisition and legal related expenses (see supplemental table for figures)

Exhibit 99.1

Edgio, Inc.
Supplemental Financial Data
(In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2022	2022	2021	2022	2021
		As Restated	As Restated		As Restated
Share-based compensation:
Cost of services	$854	$855	$243	$2,443	$1,385
General and administrative	2,190	2,200	2,311	8,659	12,514
Sales and marketing	552	727	915	3,836	2,513
Research and development	4,341	4,571	788	15,655	2,435
Restructuring charges	—	—	(254)	—	1,633
Total share-based compensation	$7,937	$8,353	$4,003	$30,593	$20,480

Acquisition and legal related charges:
Cost of services (1)	$709	$1,106	$—	$1,885	$—
General and administrative (1)	4,013	6,898	199	30,540	2,640
Sales and marketing	93	292	—	385	—
Research and development (1)	1,370	2,975	—	4,367	—
Total acquisition and legal related charges	$6,185	$11,271	$199	$37,177	$2,640

Depreciation and amortization:
Network-related depreciation	$4,629	$10,903	$5,876	$28,171	$24,106
Other depreciation and amortization	181	1,026	249	1,789	1,746
Amortization of intangible assets	6,077	4,917	727	12,952	1,048
Total depreciation and amortization	$10,887	$16,846	$6,852	$42,912	$26,900

End of period statistics:
Approximate number of active customers	954	994	570	954	570

Number of employees and employee equivalents	980	1,057	552	980	552

(1) For the three months ended December 31, 2022 and September 30, 2022, and the twelve months ended December 31, 2022, acquisition and legal related charges included $359, $430, and $859 recorded in cost of services, $1,821, $2,175, and $4,351 recorded in general and administrative, and $115, $137, and $274 recorded in research and development, respectively, for non-cash transition service expenses which were credited from College Parent and its related affiliates and recorded as capital contributions in the consolidated statements of stockholders’ equity.

Exhibit 99.1

Use of Non-GAAP Financial Measures
To evaluate our business, we consider and use non-generally accepted accounting principles (“Non-GAAP”) net loss, EBITDA, and Adjusted EBITDA as supplemental measures of operating performance. These measures include the same adjustments that our management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net loss to be an important indicator of our overall business performance. We define Non-GAAP net loss to be U.S. GAAP net loss, adjusted to exclude share-based compensation, non-cash interest expense, restructuring charges, acquisition and legal related expenses, amortization of intangible assets, and impairment charges. We believe that EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define EBITDA as U.S. GAAP net loss, adjusted to exclude interest expense, interest and other (income) expense, income tax expense, and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted to exclude share-based compensation, restructuring charges, and acquisition and legal related expenses. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. Our management uses these Non-GAAP financial measures because, collectively, they provide valuable information on the performance of our on-going operations, and they also enable us to compare against our peer companies and against other companies in our industry and adjacent industries. We believe these measures also provide similar insights to investors, and enable investors to review our results of operations “through the eyes of management.”
Furthermore, our management uses these Non-GAAP financial measures to assist them in making decisions regarding our strategic priorities and areas for future investment and focus. The terms Non-GAAP net loss, EBITDA and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Our Non-GAAP net loss, EBITDA and Adjusted EBITDA have limitations as analytical tools, and when assessing our operating performance, Non-GAAP net loss, EBITDA and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:
•Non-GAAP net loss, EBITDA, and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•These measures do not reflect changes in, or cash requirements for, our working capital needs;
•Non-GAAP net loss, EBITDA, and Adjusted EBITDA do not reflect the cash requirements necessary for litigation costs, including provision for litigation and litigation expenses;
•These measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;
•These measures do not reflect income taxes or the cash requirements for any tax payments;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA, and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•While share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
•Other companies may calculate Non-GAAP net loss, EBITDA, and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
We compensate for these limitations by relying primarily on our U.S. GAAP financial results and using Non-GAAP net loss, EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net loss, EBITDA, and Adjusted EBITDA are calculated as follows for the periods presented in thousands.

Exhibit 99.1

Reconciliation of Non-GAAP Financial Measures
In accordance with the requirements of Item 10(e) of Regulation S-K, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures. Per share amounts may not foot due to rounding.

Forward-looking non-GAAP financial measures are presented without reconciliations of such forward-looking non-GAAP measures because the GAAP financial measures are not accessible on a forward-looking basis and reconciling information is not available without unreasonable effort due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments reflected in our reconciliation of historic non-GAAP financial measures, the amounts of which, based on historical experience, could be material.

Edgio, Inc.
Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net (Loss) Income
(In thousands)
(Unaudited)

	Three Months Ended						Twelve Months Ended
	December 31, 2022		September 30, 2022		December 31, 2021		December 31, 2022		December 31, 2021
			As Restated		As Restated				As Restated
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
U.S. GAAP net loss	$(46,526)	$(0.21)	$(49,123)	$(0.22)	$(7,894)	$(0.06)	$(136,519)	$(0.75)	$(61,166)	$(0.48)
Share-based compensation	7,937	0.04	8,353	0.04	4,257	0.03	30,593	0.17	18,847	0.15
Noncash interest expense	215	—	214	—	207	—	849	—	811	0.01
Restructuring charges	10,894	0.05	4,070	0.02	2,890	0.02	20,030	0.11	13,688	0.11
Acquisition and legal related expenses	6,185	0.03	11,271	0.05	199	—	37,177	0.20	2,640	0.02
Amortization of intangible assets	6,077	0.03	4,917	0.02	727	0.01	12,952	0.07	1,048	0.01
Impairment of private company investment	1,275	0.01	—	—	—	—	1,275	0.01	—	—
Non-GAAP net (loss) income	$(13,943)	$(0.06)	$(20,298)	$(0.09)	$386	$—	$(33,643)	$(0.18)	$(24,132)	$(0.19)

Weighted-average shares used in per share calculation:		222,026		220,194		134,023		182,381		127,789

Exhibit 99.1

Edgio, Inc.
Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
		As Restated	As Restated		As Restated
U.S. GAAP net loss	$(46,526)	$(49,123)	$(7,894)	$(136,519)	$(61,166)
Depreciation and amortization	10,887	16,846	6,852	42,912	26,900
Interest expense	1,660	1,546	1,432	6,094	5,423
Interest and other expense	1,005	865	212	3,669	972
Income tax (benefit) expense	(2,137)	440	436	(21,080)	1,154
EBITDA	$(35,111)	$(29,426)	$1,038	$(104,924)	$(26,717)
Share-based compensation	7,937	8,353	4,257	30,593	18,847
Restructuring charges	10,894	4,070	2,890	20,030	13,688
Acquisition and legal related expenses	6,185	11,271	199	37,177	2,640
Adjusted EBITDA	$(10,095)	$(5,732)	$8,384	$(17,124)	$8,458

Edgio, Inc.
Reconciliation of U.S. GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
		As Restated	As Restated		As Restated
GAAP gross profit	$39,856	$32,789	$20,426	$107,540	$54,322
Share-based compensation expense	854	855	243	2,443	1,385
Acquisition and legal related charges	709	1,106	—	1,885	—
Non-GAAP gross profit	$41,419	$34,750	$20,669	$111,868	$55,707
Non-GAAP gross margin	38.1%	31.4%	36.1%	33.0%	27.7%

GAAP general and administrative expense	$23,367	$22,138	$9,147	$88,150	$40,091
Share-based compensation expense	2,190	2,200	2,311	8,659	12,514
Acquisition and legal related charges	4,013	6,898	199	30,540	2,640
Non-GAAP general and administrative expense	$17,164	$13,040	$6,637	$48,951	$24,937

GAAP sales and marketing expense	$15,894	$14,448	$8,141	$48,803	$29,960
Share-based compensation expense	552	727	915	3,836	2,513
Acquisition and legal related charges	93	292	—	385	—
Non-GAAP sales and marketing expense	$15,249	$13,429	$7,226	$44,582	$27,447

GAAP research and development expense	$29,441	$32,462	$5,149	$83,652	$21,669
Share-based compensation expense	4,341	4,571	788	15,655	2,435
Acquisition and legal related charges	1,370	2,975	—	4,367	—
Non-GAAP research and development expense	$23,730	$24,916	$4,361	$63,630	$19,234

GAAP depreciation and amortization	$6,258	$5,943	$976	$14,741	$2,794
Amortization of intangibles	(6,077)	(4,917)	(727)	(12,952)	(1,048)

Exhibit 99.1

Non-GAAP depreciation and amortization	$181	$1,026	$249	$1,789	$1,746

GAAP operating loss	$(45,998)	$(46,272)	$(5,814)	$(147,836)	$(53,617)
Share-based compensation expense	7,937	8,353	4,257	30,593	18,847
Amortization of intangibles	6,077	4,917	727	12,952	1,048
Acquisition and legal related charges	6,185	11,271	199	37,177	2,640
Restructuring charges	10,894	4,070	2,890	20,030	13,688
Non-GAAP operating (loss) income	$(14,905)	$(17,661)	$2,259	$(47,084)	$(17,394)

GAAP pre-tax loss	$(48,663)	$(48,683)	$(7,458)	$(157,599)	$(60,012)
Share-based compensation expense	7,937	8,353	4,257	30,593	18,847
Amortization of intangibles	6,077	4,917	727	12,952	1,048
Acquisition and legal related charges	6,185	11,271	199	37,177	2,640
Restructuring charges	10,894	4,070	2,890	20,030	13,688
Noncash interest expense	215	214	207	849	811
Impairment of private company investment	1,275	—	—	1,275	—
Non-GAAP pre-tax (loss) income	$(16,080)	$(19,858)	$822	$(54,723)	$(22,978)

GAAP net loss	$(46,526)	$(49,123)	$(7,894)	$(136,519)	$(61,166)
Share-based compensation expense	7,937	8,353	4,257	30,593	18,847
Amortization of intangibles	6,077	4,917	727	12,952	1,048
Acquisition and legal related charges	6,185	11,271	199	37,177	2,640
Restructuring charges	10,894	4,070	2,890	20,030	13,688
Noncash interest expense	215	214	207	849	811
Impairment of private company investment	1,275	—	—	1,275	—
Non-GAAP net (loss) income	$(13,943)	$(20,298)	$386	$(33,643)	$(24,132)

Non-GAAP fully weighted-average basic shares	222,026	220,194	134,023	182,381	127,789
Non-GAAP fully weighted-average diluted shares	222,026	220,194	134,023	182,381	127,789
Non-GAAP net (loss) income per Non-GAAP basic share	$(0.06)	$(0.09)	$—	$(0.18)	$(0.19)
Non-GAAP net (loss) income per Non-GAAP diluted share	$(0.06)	$(0.09)	$—	$(0.18)	$(0.19)

Edgio, Inc.
Reconciliation of U.S. GAAP Gross Profit to U.S. Non-GAAP Gross Profit to Cash Gross Profit
(In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
		As Restated	As Restated		As Restated
GAAP gross profit	$39,856	$32,789	$20,426	$107,540	$54,322
Share-based compensation expense	854	855	243	2,443	1,385
Acquisition and legal related charges	709	1,106	—	1,885	—
Non-GAAP gross profit	$41,419	$34,750	$20,669	$111,868	$55,707
Non-GAAP gross margin	38.1%	31.4%	36.1%	33.0%	27.7%

Depreciation	$4,629	$10,903	$5,876	$28,171	$24,106
Cash gross profit	$46,048	$45,653	$26,545	$140,039	$79,813
Cash gross margin	42.3%	41.2%	46.4%	41.4%	39.7%

Exhibit 99.1

Conference Call
At approximately 4:30 p.m. EDT (1:30 p.m. PDT) today, management will host a quarterly conference call for investors. Interested parties can access the call by dialing (800) 715-9871 from the United States or (646) 307-1963 internationally, with access code 7892919. The conference call will also be audio cast live from www.edg.io and a replay will be available following the call from the Edgio website.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These statements include, among others, statements regarding our expectations regarding revenue, gross margin, non-GAAP net loss, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, capital expenditures, run-rate savings, churn reductions, and pipeline conversions, our ability to drive long-term value creation for our shareholders, our ability to achieve Adjusted EBITDA profitability, reduce our fixed costs and our breakeven point, and align our cost structure with our revenue baseline, our ability to leverage excess capacity and exercise operational discipline, the integration of Edgecast and our future prospects, areas of investment, product launches, and the anticipated timing of filing our Quarterly Reports on Form 10-Q for the periods ended March 31, 2023 and June 30, 2023. Our expectations and beliefs regarding these matters may not materialize. The potential risks and uncertainties that could cause actual results or outcomes to differ materially from the results or outcomes predicted include, among other things, reduction of demand for our services from new or existing clients, unforeseen changes in our hiring patterns, adverse outcomes in litigation, experiencing expenses that exceed our expectations, and acquisition activities and contributions from acquired businesses. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online on our investor relations website at investors.edgio.com and on the SEC website at www.SEC.gov. All information provided in this release and in the attachments is as of July 19, 2023, and we undertake no duty to update this information in light of new information or future events, unless required by law.

About Edgio
Edgio (NASDAQ: EGIO) helps companies deliver online experiences and content faster, safer, and with more control. Its developer-friendly, globally scaled edge network, combined with fully integrated application and media solutions, provide a single platform for the delivery of high-performing, secure web properties and streaming content. Through this fully integrated platform and end-to-end edge services, companies can deliver content quicker and more securely, thus boosting overall revenue and business value. To learn more, visit edg.io and follow us on Twitter, LinkedIn and Facebook.

Copyright (C) 2023 Edgio, Inc. All rights reserved. All product or service names are the property of their respective owners.

CONTACT:
Edgio, Inc.
Investor relations: Sameet Sinha, 602-850-4973
ir@edg.io